AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT
                        BETWEEN TOUCHSTONE ADVISORS, INC.
                         AND ARONSON+JOHNSON+ORTIZ, L.P.

      This Amendment (the "Amendment") to the Sub-Advisory Agreement ("Agreement") dated October 1, 2009 is effective the 29th day of March, 2010 (the "Effective Date"), by and between Touchstone Advisors, Inc. (the "Advisor") and ARONSON+JOHNSON+ORTIZ, L.P. (the "Sub-Advisor").

      WHEREAS, the Advisor and the Sub-Advisor, intending to be legally bound, desire to amend the Agreement, as more fully set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree to amend the Agreement as follows:

      1. The first sentence of Section 3.a of the Agreement, Compensation of the Sub-Advisor, is hereby amended to read: "As compensation for the services to be rendered and duties undertaken hereunder by the Sub-Advisor, the Advisor will pay to the Sub-Advisor a monthly fee equal on an annual basis _______ of the average daily net assets of the Fund without regard to any total expense limitation of the Trust or the Advisor."

      2. The revised fee rate shall be effective from April 1, 2010. Except as amended hereby, all provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have agreed to the foregoing as of the date first above written.

                                       ARONSON+JOHNSON+ORTIZ, LP


                                       By: /s/ Theodore R. Aronson
                                           -------------------------------------
                                           Theodore R. Aronson
                                           Managing Principal


                                       TOUCHSTONE ADVISORS, INC.

                                       By: /s/ Brian Hirsch
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title: Sr. Vice President
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